Exhibit 99.1

News Release

Worldwide Press Office: 312-997-8640

UAL CORPORATION REPORTS SECOND QUARTER

NET INCOME OF $274 MILLION

CHICAGO, July 24, 2007 – UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, reported for the second quarter ended June 30, 2007 that it generated $274 million in net income on $5.2 billion in quarterly operating revenue, the highest in the company’s history, and effective cost control. The company:

•	Reported net income of $274 million, an increase of $155 million or 130 percent over the second quarter of 2006. UAL’s pre-tax income of $465 million was an improvement of $349 million year-over-year.

•	Increased mainline passenger unit revenue by 5.2 percent and increased consolidated passenger unit revenue by 4.7 percent from the second quarter of 2006.

•	Continued its good cost performance, with second quarter mainline CASM, excluding fuel and severance charges, down 0.5 percent from the second quarter of 2006.

•

Set new records for operating and free cash flow with operating cash flow of over $1 billion, an increase of 51 percent from the second quarter of 2006. Free cash flow, defined as operating cash flow less capital expenditures, increased by 55 percent to $956 million over the same period.

•	Grew its cash and short-term investments balance by $895 million to $5.1 billion at June 30, 2007, including $871 million of restricted cash.

•	Reported basic earnings per share of $2.31 and diluted earnings per share of $1.83 with diluted weighted average shares outstanding of 153 million.

•	Committed to installing 180° lie-flat seats in the business class cabins of the international fleet – making it the only U.S. carrier to have first class and a truly lie-flat business class.

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By Executing Against the Performance Agenda, United Delivered Significant Improvement in Profitability

United generated operating earnings of $537 million, an improvement of 107 percent year-over-year, resulting in an operating margin of 10.3 percent — more than twice the margin the company achieved in the second quarter of 2006. The company had a pre-tax margin of 8.9 percent for the second quarter of 2007, 6.6 points higher than the comparable period last year.

The company improved its first quarter results by exceeding its cost control targets and core revenue growth. Despite the high fuel price environment, United generated robust operating and free cash flow growth.

“Our second-quarter results demonstrate solid performance momentum across the board,” said Glenn Tilton, United president, chairman and CEO. “By successfully executing against our performance agenda we delivered record revenue performance and continued cost control. We continue to make disciplined investments to improve the experience for our customers and, importantly, create and unlock value for our shareholders.”

The company reduced its operating expense by $177 million, or 3.6 percent year-over-year despite consolidated capacity remaining nearly flat and consolidated revenue passenger miles increasing by 0.9 percent from the second quarter of 2006.

The change to deferred revenue accounting for the Mileage Plus program decreased passenger revenues by $46 million in the second quarter versus the previous incremental cost method. However, offsetting this was a $47 million revenue benefit from the change to the expiration period for inactive customer accounts from 36

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to 18 months that was announced in January of this year. Collectively, these two Mileage Plus accounting changes added $1 million to passenger revenue this quarter.

Mainline unit earnings, which is mainline revenue per available seat mile (RASM) minus mainline operating cost per available seat mile (CASM), increased 117 percent to 1.30 cents from 0.60 cents a year ago. Mainline unit earnings excluding fuel and severance increased 13.4 percent to 4.65 cents from 4.10 cents.

Regional affiliates contributed $71 million to operating income, an improvement of $25 million over the second quarter of 2006. Regional affiliates expense increased by only 2.5 percent, despite a 7.4 percent increase in capacity and a 2.3 percent increase in fuel expense, as a result of restructured carrier agreements.

The company recorded a non-cash income tax expense in the second quarter of 2007 of $192 million. The effective tax rate for the quarter was 41 percent. Because of its Net Operating Loss carry-forwards and excess tax deductions, the company expects to pay minimal cash taxes for the foreseeable future.

Continuing Strong Cash Generation and Improving Credit Profile Facilitates Reduction In Interest Costs Through Refinancing Transactions

The company generated positive operating cash flow of $1,034 million, $349 million or 51 percent higher than the comparable period in 2006. During the quarter, the company entered into two significant refinancing transactions, including launching its first public market aircraft transaction since 2001. The company paid down existing debt with proceeds from a $694 million Enhanced Equipment Trust Certificate (EETC) transaction and a $270 million Denver municipal bond refinancing. Combined with the refinancing and $1 billion pay down of the exit facility in the first quarter of 2007, the

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company expects these transactions to reduce net interest costs by approximately $100 million in 2008. The company has reduced total on and off balance sheet debt by approximately $1.5 billion so far this year.

The company ended the quarter with a total cash and short-term investments balance of $5.1 billion, including a restricted cash balance of $871 million.

With a total budgeted capital expenditure of over $1.2 billion for 2007 and 2008, the company is using the cash it generates to make disciplined investments in the customer experience, information technology, infrastructure, its existing fleet and in core operations. At the same time, the company continues to divest non-core assets, such as the announced sale of its equity stake in ARINC, a provider of transportation communications and systems engineering.

“Our strong operating cash flow is allowing us to pay down debt and make significant investments in the core business. We generated strong free cash flow in the first half of 2007 and used it to reduce outstanding debt by about $1.5 billion so far this year, putting United in a solid position relative to our peers,” said Jake Brace, executive vice president and chief financial officer. “We also delivered a better-than-expected cost performance despite a reduction in mainline capacity.”

Strength in International Markets Continues To Propel Passenger Revenue

United increased its total consolidated passenger revenues by 4.5 percent in the second quarter despite flat capacity growth. The company attributed gains over last year’s second quarter to its growth of unit revenue in international markets. Mainline passenger revenue per available seat mile (PRASM) increased by 5.2 percent while mainline traffic increased by 0.3 percent on a 0.9 percent decrease in capacity and a

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4.0 percent increase in yield. Consolidated PRASM increased by 4.7 percent year-over-year.

Total revenue increased by 2.0 percent in the second quarter compared to the second quarter of 2006, with a 16 percent increase in international passenger revenue partially offset by a decline in other operating and cargo revenues. The decline was driven by a $91 million reduction in lower UAFC sales, United’s strategy to reduce low-margin third-party maintenance work, as well as its decision to stop carrying US domestic mail at the end of the second quarter of 2006.

Mainline RASM increased by 2.2 percent, and mainline RASM excluding UAFC increased by 4.3 percent from the comparable quarter in 2006 (Note 9).

Comparison of 2007 Second Quarter Geographic Passenger Revenue Versus 2006 Second Quarter
Geographic Area[2]	2Q 2007 Passenger Revenue (millions)	Passenger Revenues % Increase/ (Decrease)	PRASM % Increase/ (Decrease)	ASM[1] % Increase/ (Decrease)
North America	$2,394	(2.1)%	1.2%	(3.3)%
Pacific	817	12.2%	11.4%	0.8%
Atlantic	639	25.5%	14.3%	9.8%
Latin America	118	(3.3)%	6.9%	(9.5)%

Total Mainline	$3,968	4.3%	5.2%	(0.9)%

Regional Affiliates[2]	$804	5.7%	(1.6)%	7.4%
Total Consolidated	$4,772	4.5%	4.7%	(0.1)%
Adjusted Consolidated[3]	$4,771	3.9%	3.9%

1ASM (available seat miles)

2Mileage Plus accounting impacts all mainline geographic regions and the regional affiliate segment.

3Consolidated Passenger Revenue and PRASM adjusted for Mileage Plus effects (See Footnote 9(b)).

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Regional affiliate PRASM was down 1.6 percent compared to last year, on a 7.4 percent capacity growth, a 0.2 point decrease in load factor, and a 1.4 percent decline in yield compared to the second quarter of 2006. Stage length for regional affiliates was up 4.9 percent compared to the same period in 2006.

“By acting decisively to reduce domestic capacity early on and continuing to execute on our international growth strategy, we stabilized our U.S. performance and are outperforming the industry internationally,” said John Tague, executive vice president and chief revenue officer. “With flat year-over-year capacity growth, execution of our yield improvement initiatives contributed to strong RASM performance.”

Focus on Cost Control Continues

The company reduced its mainline CASM by 3.8 percent from the year-ago quarter to 10.99 cents. Excluding fuel and a severance charge of $22 million related to the year-ago period, mainline CASM decreased by 0.5 percent from the second quarter of 2006 to 7.60 cents.

	Second Quarter Increase / (Decrease)
	Mainline			Consolidated
	2007	2006	% Chg.	2007	2006	% Chg.
CASM (cents)	10.99	11.43	(3.8)%	11.68	12.11	(3.6)%
CASM excluding fuel and severance charge (cents)	7.60	7.64	(0.5)%	8.08	8.14	(0.7)%

The company continues to focus on implementing continuous improvement programs to improve the passenger experience, control costs, and mitigate inflationary pressures. The company is on-track to achieve the additional $265 million of cost savings in 2007 to fulfill the $400 million cost reduction program announced in the second quarter of 2006.

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The company has classified its various fuel hedging positions as economic hedges. The company recorded a net gain of $17 million on hedge contracts in the second quarter—a realized gain of $3 million relating to the current quarter and an unrealized gain of $14 million relating to contracts settling in future periods. These benefits were recorded in the second quarter’s mainline aircraft fuel expense.

Productivity and Operating Performance Continue Record of Improvement

Productivity continued to increase in the second quarter. Employee productivity (available seat miles divided by employee equivalents) improved 3.3 percent for the quarter compared to the same period in 2006, driven by a 3.9 percent decrease in average full-time equivalent employees. The company reduced aircraft productivity, as measured by fleet utilization, by 1.0 percent over the second quarter of 2006 to an average of approximately 11 hours and 9 minutes per day. The company ranked third in DOT on-time arrival statistics for the twelve months ending May, the latest results available, among the six major U.S. network carriers.

“United continues to improve its DOT rankings despite an environment increasingly challenged by high load factors, weather and congested air traffic control conditions,” said Pete McDonald, executive vice president and chief operating officer. “Our employees are responding well to these challenges, focusing on our customers and improving our service.”

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Business Highlights

•

As part of its International Premium Travel Experience initiative, the company announced its new 180° lie-flat International Business Class seat. This initiative, which also includes a new First Class product and new décor in economy class, offers United’s customers a premium cabin experience that surpasses its North American competitors and rivals the major global carriers.

•	In reaction to a weakening domestic yield environment, United announced plans in May to reduce 2007 mainline domestic capacity by approximately 2 percent from previously planned levels.

•

The company announced that it was strengthening its international network by launching two new nonstop flights from the United States to Asia and South America. Daily, nonstop passenger and cargo service between Los Angeles and Hong Kong and between Washington, D.C., and Rio de Janeiro will begin October 2007. In addition, United strengthened its passenger and cargo service to the Middle East, one of the world’s most rapidly growing business regions, by increasing to daily frequency between Washington, D.C., and Kuwait City and by signing a code share agreement with Qatar Airways.

•

United and Aloha Airlines signed an agreement to strengthen their partnership in the Hawaii and trans-Pacific markets. This capitalizes on both Aloha’s and United’s 60 years of experience in serving Hawaii and expands marketing, operational and financial opportunities for both carriers. Under the agreement, United Airlines receives a seat on Aloha’s board of directors and a minority equity stake that could expand over time.

“We are investing in our product in ways that will have a high impact on the experience our customers have,” said Graham Atkinson, executive vice president and chief customer officer. “This week we announced that United will be the only U.S. carrier with a truly — 180-degree — lie flat seat in business class. When our new international premium product rolls out later this year, we will lead domestic carriers and be truly competitive with the industry’s leading international carriers.”

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Fresh Start Reporting

Upon emergence from its Chapter 11 reorganization in February 2006, the company adopted fresh-start reporting in accordance with SOP 90-7. The company’s emergence resulted in a new reporting entity with no retained earnings or accumulated deficit as of February 1, 2006. Accordingly, the company’s financial information shown for periods prior to February 1, 2006 is not comparable to consolidated financial statements presented on or after that date. For further discussion on fresh-start reporting, please refer to the company’s 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

To offer additional information for investors, the company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related credits and charges (Note 10). While it is not practical for the company to present information for all items that are not comparable in the pre- and post-exit periods, the company believes that the items identified in Note 10 are the material non-cash fresh-start reporting and exit-related items and that such information is useful to investors in understanding year-over-year performance. These fresh-start and exit-related items were discussed in the company’s Form 8-K filed with the Securities and Exchange Commission on May 8, 2006 and in the company’s 2006 10-K.

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Outlook

The company currently expects third quarter and full-year 2007 capacity to be:

Capacity (Available Seat Miles)	Third Quarter	Full Year
North America	-5.0% to -4.0%	-5.0% to -4.0%
International	+3.5% to +4.5%	+3.0% to +4.0%
Mainline	-1.5% to -0.5%	-1.0% to Flat
Express	+1.5% to +2.5%	+4.0% to +5.0%
Consolidated	-1.5% to -0.5%	-0.5% to +0.5%

Including the effects of cost savings initiatives previously announced, the company estimates that mainline CASM excluding fuel, severance charges and special items will increase by 4.0 percent to 4.5 percent for the third quarter versus the comparable period of 2006, resulting in an increase of 1.5 to 2.0 percent for the full year 2007 over 2006.

As of July 23, 2007, the company had hedged 27 percent of forecasted fuel consumption for the third quarter of 2007, predominantly through heating oil three-way collars with upside protection on a weighted average basis beginning from $1.96 per gallon and capped at $2.14 per gallon. Payment obligations on a weighted average basis begin if heating oil drops below $1.84 per gallon.

Additionally, as of the same date, the company had hedged 17 percent of forecasted fuel consumption for the fourth quarter of 2007 through heating oil three-way collars with upside protection on a weighted average basis beginning from $2.04 per gallon and capped at $2.22 per gallon. Payment obligations on a weighted average basis begin if heating oil drops below $1.86 per gallon.

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The company expects mainline jet fuel price per gallon, including the impact of hedges, to average $2.30 per gallon in the third quarter of 2007 and, based on the forward curve for fuel, $2.42 in the fourth quarter of 2007.

Note 9 to the attached Statements of Consolidated Operations provides a reconciliation of net income or loss reported under GAAP to net income or loss excluding reorganization items for all periods presented, as well as a reconciliation of other non-GAAP financial measures, including special items.

About United

United Airlines (NASDAQ: UAUA) operates more than 3,600* flights a day on United, United Express and Ted to more than 210 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C. With key flight operations in the Asia-Pacific region, Europe, the Middle East, and Latin America, United is one of the largest international carriers based in the United States. United is also a founding member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. United’s 55,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*Based on the flight schedule between January 1, 2007 and Dec. 31, 2007

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective

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arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing and on demand; capacity decisions of United and/or its competitors; U.S. or foreign governmental legislation, regulation and other actions, including the effect of open skies agreements; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized. The company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

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UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Three Months Ended June 30,		% Increase/ (Decrease)
(In accordance with GAAP)	2007	2006
Operating revenues:
Passenger—United Airlines	$3,968	$3,806	4.3
Passenger—Regional Affiliates	804	761	5.7
Cargo	181	194	(6.7)
Other operating revenues	260	352	(26.1)

	5,213	5,113	2.0

Operating expenses:
Aircraft fuel	1,206	1,250	(3.5)
Salaries and related costs	1,019	1,071	(4.9)
Regional affiliates (a)	733	715	2.5
Purchased services	335	321	4.4
Aircraft maintenance materials and outside repairs	284	257	10.5
Depreciation and amortization	229	218	5.0
Landing fees and other rent	215	225	(4.4)
Distribution expenses (Note 4)	197	208	(5.3)
Aircraft rent	105	109	(3.7)
Cost of third party sales	77	190	(59.5)
Other operating expenses	276	289	(4.5)

	4,676	4,853	(3.6)

Earnings from operations	537	260	106.5

Other income (expense):
Interest expense	(139)	(211)	(34.1)
Interest income	62	67	(7.5)
Interest capitalized	4	4	—
Miscellaneous, net	1	(4)	—

	(72)	(144)	(50.0)

Earnings before income taxes and equity in earnings of affiliates	465	116	300.9
Income tax expense	192	—	—

Earnings before equity in earnings of affiliates	273	116	135.3
Equity in earnings of affiliates, net of tax	1	3	(66.7)

Net income	$274	$119	130.3

Earnings per share, basic	$2.31	$1.01

Earnings per share, diluted	$1.83	$0.93

Weighted average shares, basic	117.4	115.1
Weighted average shares, diluted	153.4	130.0

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

UAL CORPORATION AND SUBSIDIARY COMPANIES

SUCCESSOR AND PREDECESSOR COMPANY

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Successor	(Note 2) Combined Periods Ended June 30, 2006	Successor	Predecessor
(In accordance with GAAP)	Six Months Ended June 30, 2007		Period from February 1 to June 30, 2006	Period from January 1 to January 31, 2006	% Increase/ (Decrease)
Operating revenues:
Passenger—United Airlines	$7,232	$7,062	$5,988	$1,074	2.4
Passenger—Regional Affiliates	1,479	1,430	1,226	204	3.4
Cargo	349	374	318	56	(6.7)
Other operating revenues	526	712	588	124	(26.1)

	9,586	9,578	8,120	1,458	0.1

Operating expenses:
Aircraft fuel	2,247	2,317	1,955	362	(3.0)
Salaries and related costs	2,087	2,155	1,797	358	(3.2)
Regional affiliates (a)	1,425	1,411	1,183	228	1.0
Purchased services	636	625	527	98	1.8
Aircraft maintenance materials and outside repairs	565	516	436	80	9.5
Landing fees and other rent	453	445	370	75	1.8
Depreciation and amortization	449	434	366	68	3.5
Distribution expenses (Note 4)	385	409	349	60	(5.9)
Aircraft rent	205	214	184	30	(4.2)
Cost of third party sales	170	383	318	65	(55.6)
Special operating items	(22)	—	—	—	—
Other operating expenses	541	580	494	86	(6.7)

	9,141	9,489	7,979	1,510	(3.7)

Earnings (loss) from operations	445	89	141	(52)	400.0

Other income (expense):
Interest expense	(345)	(394)	(352)	(42)	(12.4)
Interest income	120	101	95	6	18.8
Interest capitalized	9	7	7	—	28.6
Miscellaneous, net	(1)	2	2	—	—

	(217)	(284)	(248)	(36)	(23.6)

Earnings (loss) before reorganization items, income taxes and equity in earnings of affiliates	228	(195)	(107)	(88)	—
Reorganization items, net (Note 5)	—	22,934	—	22,934	—

Earnings (loss) before income taxes and equity in earnings of affiliates	228	22,739	(107)	22,846	(99.0)
Income tax expense	108	—	—	—	—

Earnings (loss) before equity in earnings of affiliates	120	22,739	(107)	22,846	(99.5)
Equity in earnings of affiliates, net of tax	2	8	3	5	(75.0)

Net income (loss)	$122	$22,747	$(104)	$22,851	(99.5)

Earnings (loss) per share, basic	$1.00		$(0.94)	$196.61

Earnings (loss) per share, diluted	$0.88		$(0.94)	$196.61

Weighted average shares, basic	117.2		115.1	116.2
Weighted average shares, diluted	153.1		115.1	116.2

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 3 for more information.

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly-owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006, the Company emerged from Chapter 11.

(2)	In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” As a result of the application of fresh-start reporting, the financial statements prior to February 1, 2006 are not comparable with the financial statements after February 1, 2006. However, the successor period for the six months ended June 30, 2007 has been compared to the combined Successor and Predecessor periods for the six months ended June 30, 2006. The Company believes that these comparisons provide management and investors a useful perspective of the Company’s on-going financial and operational performance and trends. References to “Successor Company” refer to UAL on or after February 1, 2006, after giving effect to the application of fresh-start reporting. References to “Predecessor Company” refer to UAL prior to February 1, 2006.

(3)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $107 million and $114 million for the three months ended June 30, 2007 and 2006, respectively, and $214 million and $228 million for the six months ended June 30, 2007 and 2006, respectively, which are included in regional affiliate expense in our Statements of Consolidated Operations.

(4)	Distribution expenses include commissions, global distribution systems (“GDS”) and credit card transaction fees. Prior period information has been reclassified to conform to the current period presentation. GDS and credit card transaction fees were previously classified as components of Purchased services in the Company’s 2006 financial statements.

(5)	The net reorganization income of $22.9 billion recorded by the Predecessor Company in January 2006 consists of the following largely non-cash reorganization items: income of $24.6 billion from discharged claims and liabilities and $2.1 billion from the fair valuation of assets and liabilities, partially offset by charges of $2.4 billion related to the fair valuation of the Mileage Plus frequent flyer obligation, $0.9 billion from employee-related charges, $0.4 billion from contract rejection charges and $0.1 billion from various other non-cash charges.

(6)	Included in UAL’s operating earnings are the results of United’s wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”).

	Successor
UAFC (In millions)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
Other operating revenues	$13	$104	(87.5)	$38	$210	(81.9)
Cost of third party sales	11	101	(89.1)	34	206	(83.5)

Earnings from operations	$2	$3	(33.3)	$4	$4	—

(7)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates' operations is reflected in Regional affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Successor
(In millions, except per gallon)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
Mainline fuel expense	$1,206	$1,250	(3.5)	$2,247	$2,317	(3.0)
Regional affiliates fuel expense	224	219	2.3	418	414	1.0

United system fuel expense	$1,430	$1,469	(2.7)	$2,665	$2,731	(2.4)

Mainline fuel consumption (gallons)	579	579	—	1,130	1,127	0.3
Mainline average jet fuel price per gallon (in cents)	208.3	215.8	(3.5)	198.8	205.5	(3.3)

Regional affiliates fuel consumption (gallons)	96	92	4.3	188	184	2.2
Regional affiliates average jet fuel price per gallon (in cents)	233.3	238.0	(2.0)	222.3	225.0	(1.2)

CONSOLIDATED NOTES (UNAUDITED)

(8)	The tables below set forth certain operating statistics by geographic region and the Company‘s mainline, regional affiliates and consolidated operations:

(% change from prior year)
Three months ended June 30, 2007	North America	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	(2.1)	12.2	25.5	(3.3)	4.3	5.7	4.5
ASM	(3.3)	0.8	9.8	(9.5)	(0.9)	7.4	(0.1)
RPM	(0.3)	(1.1)	9.1	(13.8)	0.3	7.2	0.9
PRASM	1.2	11.4	14.3	6.9	5.2	(1.6)	4.7
Yield [a]	(1.7)	13.4	14.9	14.0	4.0	(1.4)	3.6
Load factor (points)	2.6	(1.6)	(0.6)	(4.0)	1.0	(0.2)	0.8

(% change from prior year)
Six months ended June 30, 2007	North America	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	(3.0)	8.7	21.3	(2.1)	2.4	3.4	2.6
ASM	(1.7)	0.8	7.9	(12.5)	(0.4)	6.3	0.3
RPM	0.1	—	8.3	(12.5)	0.6	6.3	1.1
PRASM	(1.3)	7.9	12.5	11.9	2.8	(2.8)	2.2
Yield [a]	(3.1)	8.9	12.2	11.8	1.8	(2.8)	1.4
Load factor (points)	1.5	(0.7)	0.4	—	0.8	—	0.7

[a] Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

(9)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company‘s consolidated financial statements for the periods prior to its exit from bankruptcy are not comparable to the statements presented after exit. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and costs associated with financing transactions is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance.

The Mileage Plus adjustment in both periods is (1) the additional amount of revenue that the Company estimates would have been recognized had we continued to apply the incremental cost method of accounting after exiting bankruptcy and (2) the estimated impact of the change in the breakage policy from 36 months to 18 months. The Company utilizes this adjustment for comparison of its performance to its peers, as currently certain of our peers still apply this method of accounting.

The tables below set forth the reconciliation of non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating margin, net income (loss) and operating expense per available seat mile (“CASM”).

		Successor
		Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
[a]	Yield (In millions)
	Mainline
	Passenger—United Airlines	$3,968	$3,806	4.3	$7,232	$7,062	2.4
	Less: industry reduced fares and passenger charges	(11)	(12)	(8.3)	(21)	(23)	(8.7)

	Mainline adjusted passenger revenue	$3,957	$3,794	4.3	$7,211	$7,039	2.4

	Mainline revenue passenger miles	30,833	30,743	0.3	58,562	58,205	0.6
	Adjusted mainline yield (in cents)	12.83	12.34	4.0	12.31	12.09	1.8

	Mainline excluding industry reduced fares and passenger charges	$3,957	$3,794	4.3	$7,211	$7,039	2.4
	Add: Mileage Plus—effect of accounting change	37	21	76.2	150	38	294.7
	Less: Mileage Plus—effect of breakage policy change	(39)	—	—	(62)	—	—

	Mainline adjusted passenger revenue	$3,955	$3,815	3.7	$7,299	$7,077	3.1

	Adjusted mainline yield (in cents)	12.83	12.41	3.4	12.46	12.16	2.5

	Consolidated
	Consolidated passenger revenue	$4,772	$4,567	4.5	$8,711	$8,492	2.6
	Less: industry reduced fares and passenger charges	(11)	(12)	(8.3)	(21)	(23)	(8.7)

	Consolidated adjusted passenger revenue	$4,761	$4,555	4.5	$8,690	$8,469	2.6

	Consolidated revenue passenger miles	34,207	33,891	0.9	64,913	64,177	1.1
	Adjusted consolidated yield (in cents)	13.92	13.44	3.6	13.39	13.20	1.4

	Consolidated excluding industry reduced fares and passenger charges	$4,761	$4,555	4.5	$8,690	$8,469	2.6
	Add: Mileage Plus—effect of accounting change	46	26	76.9	181	46	293.5
	Less: Mileage Plus—effect of breakage policy change	(47)	—	—	(75)	—	—

	Consolidated adjusted passenger revenue	$4,760	$4,581	3.9	$8,796	$8,515	3.3

	Adjusted consolidated yield (in cents)	13.92	13.52	3.0	13.55	13.27	2.1

[b]	PRASM (In millions)
	Mainline
	Passenger—United Airlines	$3,968	$3,806	4.3	$7,232	$7,062	2.4
	Add: Mileage Plus—effect of accounting change	37	21	76.2	150	38	294.7
	Less: Mileage Plus—effect of breakage policy change	(39)	—	—	(62)	—	—

	Mainline adjusted passenger revenue	$3,966	$3,827	3.6	$7,320	$7,100	3.1

	Mainline available seat miles	35,875	36,191	(0.9)	70,410	70,679	(0.4)
	Adjusted mainline PRASM (in cents)	11.06	10.57	4.6	10.40	10.05	3.5

CONSOLIDATED NOTES (UNAUDITED)

		Successor
		Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
	Regional Affiliates
	Passenger—Regional Affiliates	$804	$761	5.7	$1,479	$1,430	3.4
	Add: Mileage Plus—effect of accounting change	9	5	80.0	31	8	287.5
	Less: Mileage Plus—effect of breakage policy change	(8)	—	—	(13)	—	—

	Regional affiliates adjusted passenger revenue	$805	$766	5.1	$1,497	$1,438	4.1

	Regional affiliates available seat miles	4,174	3,888	7.4	8,103	7,622	6.3
	Adjusted regional affiliate PRASM (in cents)	19.29	19.70	(2.1)	18.47	18.87	(2.1)

	Consolidated
	Consolidated passenger revenues	$4,772	$4,567	4.5	$8,711	$8,492	2.6
	Add: Mileage Plus—effect of accounting change	46	26	76.9	181	46	293.5
	Less: Mileage Plus—effect of breakage policy change	(47)	—	—	(75)	—	—

	Adjusted consolidated passenger revenues	$4,771	$4,593	3.9	$8,817	$8,538	3.3

	Consolidated available seat miles	40,049	40,079	(0.1)	78,513	78,301	0.3
	Adjusted consolidated PRASM (in cents)	11.91	11.46	3.9	11.23	10.90	3.0

[c]	RASM (In millions)
	Mainline
	Consolidated operating revenues	$5,213	$5,113	2.0	$9,586	$9,578	0.1
	Less: Passenger—Regional Affiliates	(804)	(761)	5.7	(1,479)	(1,430)	3.4

	Mainline operating revenues	$4,409	$4,352	1.3	$8,107	$8,148	(0.5)

	Mainline available seat miles	35,875	36,191	(0.9)	70,410	70,679	(0.4)
	Mainline RASM (in cents)	12.29	12.03	2.2	11.51	11.53	(0.2)

	Mainline operating revenues	$4,409	$4,352	1.3	$8,107	$8,148	(0.5)
	Less: UAFC (i)	(13)	(104)	(87.5)	(38)	(210)	(81.9)

	Adjusted mainline operating revenues	$4,396	$4,248	3.5	$8,069	$7,938	1.7

	Adjusted mainline RASM (in cents)	12.25	11.74	4.3	11.46	11.23	2.0

	Adjusted mainline operating revenues	$4,396	$4,248	3.5	$8,069	$7,938	1.7
	Add: Mileage Plus—effect of accounting change	37	21	76.2	150	38	294.7
	Less: Mileage Plus—effect of breakage policy change	(39)	—	—	(62)	—	—

	Adjusted mainline operating revenues	$4,394	$4,269	2.9	$8,157	$7,976	2.3

	Adjusted mainline RASM (in cents)	12.25	11.80	3.8	11.59	11.28	2.7

	Consolidated
	Consolidated operating revenues	$5,213	$5,113	2.0	$9,586	$9,578	0.1
	Less: UAFC (i)	(13)	(104)	(87.5)	(38)	(210)	(81.9)

	Adjusted consolidated operating revenues	$5,200	$5,009	3.8	$9,548	$9,368	1.9

	Adjusted consolidated RASM (in cents)	12.98	12.50	3.8	12.16	11.96	1.7

	Adjusted consolidated operating revenues	$5,200	$5,009	3.8	$9,548	$9,368	1.9
	Add: Mileage Plus—effect of accounting change	46	26	76.9	181	46	293.5
	Less: Mileage Plus—effect of breakage policy change	(47)	—	—	(75)	—	—

	Adjusted consolidated operating revenues	$5,199	$5,035	3.3	$9,654	$9,414	2.5

	Adjusted consolidated RASM (in cents)	12.98	12.56	3.3	12.30	12.02	2.3

[d]	Operating Margin (In millions)
	Consolidated operating earnings	$537	$260	106.5	$445	$89	400.0
	Less: Income from special items	—	—	—	(22)	—	—

	Adjusted operating income	$537	$260	106.5	$423	$89	375.3

	Consolidated operating revenues	$5,213	$5,113	2.0	$9,586	$9,578	0.1
	Operating margin (percent)	10.3	5.1	5.2 pt.	4.6	0.9	3.7 pt.
	Adjusted operating margin (percent)	10.3	5.1	5.2 pt.	4.4	0.9	3.5 pt.

[e]	Pre-tax income (loss) (In millions)
	Pre-tax income	$466	$119	291.6	$230	$22,747	(99.0)
	Less: Reorganization income, net	—	—	—	—	(22,934)	—

	Adjusted pre-tax income (loss)	466	119	291.6	230	(187)	—
	Less: Income from special items	—	—	—	(22)	—	—
	Less: Gain from debt retirement	(22)	—	—	(22)	—	—
	Add: Credit facility amendment financing costs	—	—	—	23	—	—

	Adjusted pre-tax income (loss)	$444	$119	273.1	$209	$(187)	—

CONSOLIDATED NOTES (UNAUDITED)

		Successor
		Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
[f]	Net income (loss) (In millions)
	Net income	$274	$119	130.3	$122	$22,747	(99.5)
	Less: Reorganization income, net	—	—	—	—	(22,934)	—
	Less: Income from special items	—	—	—	(22)	—	—
	Less: Gain from debt retirement	(22)	—	—	(22)	—	—
	Add: Credit facility amendment financing costs	—	—	—	23	—	—
	Add: Income taxes (ii)	9	—	—	10	—	—

	Adjusted net (income) loss	$261	$119	119.3	$111	$(187)	—

[g]	CASM (In millions)
	Mainline
	Consolidated operating expenses	$4,676	$4,853	(3.6)	$9,141	$9,489	(3.7)
	Less: Regional affiliates	(733)	(715)	2.5	(1,425)	(1,411)	1.0

	Mainline operating expenses	$3,943	$4,138	(4.7)	$7,716	$8,078	(4.5)

	Mainline available seat miles	35,875	36,191	(0.9)	70,410	70,679	(0.4)
	Mainline CASM (in cents)	10.99	11.43	(3.8)	10.96	11.43	(4.1)

	Mainline operating expenses	$3,943	$4,138	(4.7)	$7,716	$8,078	(4.5)
	Less: mainline fuel expense	(1,206)	(1,250)	(3.5)	(2,247)	(2,317)	(3.0)
	Less: cost of third party sales—UAFC (i)	(11)	(101)	(89.1)	(34)	(206)	(83.5)

	Adjusted mainline operating expense	$2,726	$2,787	(2.2)	$5,435	$5,555	(2.2)

	Adjusted mainline CASM (in cents)	7.60	7.70	(1.3)	7.72	7.86	(1.8)

	Mainline operating expenses excluding mainline fuel expense and UAFC	$2,726	$2,787	(2.2)	$5,435	$5,555	(2.2)
	Add: Income from special items	—	—	—	22	—	—
	Less: Severance	—	(22)	—	—	(22)	—

	Adjusted mainline operating expense	$2,726	$2,765	(1.4)	$5,457	$5,533	(1.4)

	Adjusted mainline CASM (in cents)	7.60	7.64	(0.5)	7.75	7.83	(1.0)

	Regional affiliates
	Regional affiliates operating expenses	$733	$715	2.5	$1,425	$1,411	1.0
	Less: fuel expense	(224)	(219)	2.3	(418)	(414)	1.0

	Adjusted Regional affiliates operating expense	$509	$496	2.6	$1,007	$997	1.0

	Regional affiliates available seat miles	4,174	3,888	7.4	8,103	7,622	6.3
	Adjusted Regional affiliates CASM (in cents)	12.19	12.77	(4.5)	12.43	13.08	(5.0)

	Consolidated
	Consolidated operating expenses	$4,676	$4,853	(3.6)	$9,141	$9,489	(3.7)
	Less: fuel expense & UAFC (i)	(1,441)	(1,570)	(8.2)	(2,699)	(2,937)	(8.1)

	Adjusted consolidated operating expenses	$3,235	$3,283	(1.5)	$6,442	$6,552	(1.7)

	Consolidated available seat miles	40,049	40,079	(0.1)	78,513	78,301	0.3
	Adjusted consolidated CASM (in cents)	8.08	8.19	(1.3)	8.21	8.37	(1.9)

	Consolidated operating expenses excluding fuel and UAFC	$3,235	$3,283	(1.5)	$6,442	$6,552	(1.7)
	Add: Income from special items	—	—	—	22	—	—
	Less: Severance	—	(22)	—	—	(22)	—

	Adjusted consolidated operating expenses	$3,235	$3,261	(0.8)	$6,464	$6,530	(1.0)

	Adjusted consolidated CASM (in cents)	8.08	8.14	(0.7)	8.23	8.34	(1.3)

[h]	Operating expenses (In millions)
	Consolidated operating expenses	$4,676	$4,853	(3.6)	$9,141	$9,489	(3.7)
	Add: Income from special items	—	—	—	22	—	—
	Less: Severance	—	(22)	—	—	(22)	—

	Adjusted operating expenses	$4,676	$4,831	(3.2)	$9,163	$9,467	(3.2)

[i]	Free cash flow (In millions)
	Operating cash flow	$1,034	$685	50.9	$1,660	$1,138	45.9
	Less: Capital expenditures	(78)	(67)	16.4	(146)	(159)	(8.2)

	Free cash flow	$956	$618	54.7	$1,514	$979	54.6

(i) UAFC's revenues and expenses are not derived from mainline jet operations. Therefore, UAL has excluded these revenues and expenses from the above reported GAAP financial measures. See Note 6, above, for more details.

(ii) The income tax adjustment represents the difference in the income tax provision between actual Successor Company net income and adjusted Successor Company net income for the quarter and six months ended June 30, 2007, calculated using an effective tax rate of 41% and 47%, respectively.

CONSOLIDATED NOTES (UNAUDITED)

(10)	The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2007 Increase (Decrease)
(In millions) Revenue impact:	YTD Estimate	2Q Estimate	1Q Estimate
Mileage Plus revenue	$(106)	$1	$(107)[a]

Operating expense impact:
Share-based compensation	26	11	15	[b]
Mileage Plus marketing expense	(17)	(6)	(11)[a]
Postretirement welfare cost	28	14	14	[c]
Depreciation and amortization	38	19	19	[d]
Deferred gain	36	18	18	[e]

Total operating expense impact	111	56	55

Non-operating expense impact:
Non-cash and fresh-start interest expense	$(9)	$(15)	$6	[f]

[a]	In connection with its emergence from Chapter 11 protection effective February 1, 2006, the Company adopted fresh-start reporting. Accordingly, the Company elected to change its accounting policy from an incremental cost basis to a deferred revenue model to measure the obligation for the Mileage Plus Frequent Flyer program. Adjustments to the obligation are recorded to operating revenues. Historically, adjustments were based upon incremental costs and were recorded in both operating revenues and advertising expense.

The deferred revenue model is more volatile than the incremental cost basis. Because all miles are now accounted for under the deferred revenue model, the amount of revenue recognized is more sensitive to the number of miles earned and redeemed during the period than the incremental cost basis.

[b]	In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.

[c]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.

[d]	In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company’s operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.

[e]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.

[f]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases.

CONSOLIDATED NOTES (UNAUDITED)

(11)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company’s consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring charges not indicative of the Company’s on-going performance. The forecasted amounts shown below were estimated based on actual results through June 30, 2007, and the Company’s forecast for the remaining six months of 2007. The forecasted fuel amounts shown below were estimated based on a jet fuel price of $2.30 per gallon for the third quarter and the forward curve for the fourth quarter.

	Three Months Ending September 30,					Twelve Months Ending December 31,
	2007 Estimate		2006	YOY		2007 Estimate		2006	YOY
Operating expense per ASM—CASM (cents)	Low	High	Actual	% Change		Low	High	Actual	% Change
Mainline operating expense	11.28	11.32	11.13	1.3	1.7	11.24	11.28	11.23	0.1	0.4
Less: fuel expense & cost of third party sales—UAFC	(3.70)	(3.70)	(3.92)	(5.6)	(5.6)	(3.52)	(3.52)	(3.61)	(2.5)	(2.5)

Mainline excluding fuel & UAFC	7.58	7.62	7.21	5.1	5.7	7.72	7.76	7.62	1.3	1.8

Add: income from special items	—	—	0.08	—	—	0.02	0.02	0.03	(33.3)	(33.3)
Less: severance charge	—	—	—	—	—	—	—	(0.02)	—	—

Mainline excluding fuel, UAFC, special items and severance charge	7.58	7.62	7.29	4.0	4.5	7.74	7.78	7.63	1.5	2.0

UAL CORPORATION AND SUBSIDIARY COMPANIES

Successor Company Operating Statistics

(Mainline and Regional Affiliates (a))

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	% Change
Mainline revenue passengers (In thousands)	18,190	18,228	(0.2)

Revenue passenger miles—RPM (In millions)
Mainline	30,833	30,743	0.3
Regional affiliates	3,374	3,148	7.2
Consolidated	34,207	33,891	0.9

Available seat miles—ASM (In millions)
Mainline	35,875	36,191	(0.9)
Regional affiliates	4,174	3,888	7.4
Consolidated	40,049	40,079	(0.1)

Passenger load factor (percent)
Mainline	85.9	84.9	1.0	pt.
Regional affiliates	80.8	81.0	(0.2	) pt.
Consolidated	85.4	84.6	0.8	pt.

Consolidated operating breakeven passenger load factor (percent)	75.8	79.7	(3.9	) pt.

Passenger revenue per passenger mile—Yield (cents) [See Note 9a]
Mainline adjusted	12.83	12.34	4.0
Mainline adjusted for Mileage Plus	12.83	12.41	3.4
Regional affiliates	23.83	24.17	(1.4)
Consolidated adjusted	13.92	13.44	3.6
Consolidated adjusted for Mileage Plus	13.92	13.52	3.0

Passenger revenue per available seat mile—PRASM (cents) [See Note 9b]
Mainline	11.06	10.51	5.2
Mainline adjusted for Mileage Plus	11.06	10.57	4.6
Regional affiliates	19.26	19.57	(1.6)
Regional Affiliates adjusted for Mileage Plus (b)	19.29	19.70	(2.1)
Consolidated	11.92	11.39	4.7
Consolidated adjusted for Mileage Plus	11.91	11.46	3.9

Operating revenue per available seat mile—RASM (cents) [See Note 9c]
Mainline	12.29	12.03	2.2
Mainline excluding UAFC	12.25	11.74	4.3
Mainline adjusted for UAFC and Mileage Plus	12.25	11.80	3.8
Regional affiliates	19.26	19.57	(1.6)
Regional Affiliates adjusted for Mileage Plus (b)	19.29	19.70	(2.1)
Consolidated	13.02	12.76	2.0
Consolidated excluding UAFC	12.98	12.50	3.8
Consolidated adjusted for UAFC and Mileage Plus	12.98	12.56	3.3

Operating expense per available seat mile—CASM (cents) [See Note 9g]
Mainline	10.99	11.43	(3.8)
Mainline excluding fuel and cost of third party sales—UAFC	7.60	7.70	(1.3)
Mainline excluding fuel, UAFC and severance	7.60	7.64	(0.5)
Regional affiliates	17.56	18.39	(4.5)
Regional affiliates excluding fuel	12.19	12.77	(4.5)
Consolidated	11.68	12.11	(3.6)
Consolidated excluding fuel and cost of third party sales—UAFC	8.08	8.19	(1.3)
Consolidated excluding fuel, UAFC and severance	8.08	8.14	(0.7)

Mainline unit earnings (cents) (c)	1.30	0.60	116.7
Mainline unit earnings excluding fuel and UAFC (cents) (c)	4.65	4.04	15.1
Mainline unit earnings excluding fuel, UAFC and severance (cents) (c)	4.65	4.10	13.4

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	288	289	(0.3)
Consolidated	748	749	(0.1)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	208.3	215.8	(3.5)
Average full-time equivalent employees (thousands)	51.4	53.5	(3.9)
Mainline ASMs per equivalent employee—productivity (thousands)	698	676	3.3
Average stage length (in miles)	1,366	1,366	—
Fleet utilization (in hours and minutes)	11:09	11:16	(1.0)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	See Note 9b. The Regional Affiliate PRASM and RASM with the Mileage Plus adjustment are the same, as all Regional Affiliate revenues are passenger revenues.
(c)	Unit earnings is calculated as RASM minus CASM.

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates (a))

	Successor
	Six Months Ended June 30, 2007	Combined Periods Ended June 30, 2006	% Change
Mainline revenue passengers (In thousands)	34,540	34,495	0.1

Revenue passenger miles—RPM (In millions)
Mainline	58,562	58,205	0.6
Regional affiliates	6,351	5,972	6.3
Consolidated	64,913	64,177	1.1

Available seat miles—ASM (In millions)
Mainline	70,410	70,679	(0.4)
Regional affiliates	8,103	7,622	6.3
Consolidated	78,513	78,301	0.3

Passenger load factor (percent)
Mainline	83.2	82.4	0.8	pt.
Regional affiliates	78.4	78.4	—
Consolidated	82.7	82.0	0.7	pt.

Consolidated operating breakeven passenger load factor (percent)	78.4	81.1	(2.7	) pt.

Passenger revenue per passenger mile—Yield (cents) [See Note 9a]
Mainline adjusted	12.31	12.09	1.8
Mainline adjusted for Mileage Plus	12.46	12.16	2.5
Regional affiliates	23.29	23.95	(2.8)
Consolidated adjusted	13.39	13.20	1.4
Consolidated adjusted for Mileage Plus	13.55	13.27	2.1

Passenger revenue per available seat mile—PRASM (cents) [See Note 9b]
Mainline	10.27	9.99	2.8
Mainline adjusted for Mileage Plus	10.40	10.05	3.5
Regional affiliates	18.25	18.77	(2.8)
Regional Affiliates adjusted for Mileage Plus (b)	18.47	18.87	(2.1)
Consolidated	11.09	10.85	2.2
Consolidated adjusted for Mileage Plus	11.23	10.90	3.0

Operating revenue per available seat mile—RASM (cents) [See Note 9c]
Mainline	11.51	11.53	(0.2)
Mainline excluding UAFC	11.46	11.23	2.0
Mainline adjusted for UAFC and Mileage Plus	11.59	11.28	2.7
Regional affiliates	18.25	18.77	(2.8)
Regional Affiliates adjusted for Mileage Plus (b)	18.47	18.87	(2.1)
Consolidated	12.21	12.23	(0.2)
Consolidated excluding UAFC	12.16	11.96	1.7
Consolidated adjusted for UAFC and Mileage Plus	12.30	12.02	2.3

Operating expense per available seat mile—CASM (cents) [See Note 9g]
Mainline	10.96	11.43	(4.1)
Mainline excluding fuel and cost of third party sales—UAFC	7.72	7.86	(1.8)
Mainline excluding fuel, UAFC, special items and severance	7.75	7.83	(1.0)
Regional affiliates	17.59	18.51	(5.0)
Regional affiliates excluding fuel	12.43	13.08	(5.0)
Consolidated	11.64	12.12	(4.0)
Consolidated excluding fuel and cost of third party sales—UAFC	8.21	8.37	(1.9)
Consolidated excluding fuel, UAFC, special items and severance	8.23	8.34	(1.3)

Mainline unit earnings (cents) (c)	0.55	0.10	450.0
Mainline unit earnings excluding fuel and UAFC (cents) (c)	3.74	3.37	11.0
Mainline unit earnings excluding fuel, UAFC, special items and severance (cents) (c)	3.71	3.40	9.1

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	288	289	(0.3)
Consolidated	748	749	(0.1)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	198.8	205.5	(3.3)
Average full-time equivalent employees (thousands)	51.5	53.6	(3.9)
Mainline ASMs per equivalent employee—productivity (thousands)	1,367	1,319	3.6
Average stage length (in miles)	1,363	1,363	—
Fleet utilization (in hours and minutes)	11:04	11:05	(0.2)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

(b)	See Note 9b. The Regional Affiliate PRASM and RASM with the Mileage Plus adjustment are the same, as all Regional Affiliate revenues are passenger revenues.

(c)	Unit earnings is calculated as RASM minus CASM.